EXHIBIT 10.2

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is dated as of June ___ 2016, among Guided Therapeutics, Inc. a Delaware corporation (the “Company”), and ____________________ (the “Holder”)

WHEREAS, the Holder is the holder of that certain Warrant to purchase ______ shares of Common Stock of the Company, dated ______________ (the “Original Warrant”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder, desires to exchange with the Company, the Original Warrant for the Exchange Warrant (as defined below), upon consummation of the Company’s next financing resulting in net cash proceeds to the Company of at least $1 million (such financing, the “Financing”), as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows (with capitalized terms used here in and not otherwise defined having the meanings set forth in the Original Warrant):

1.                  Exchange of the Original Warrant.

On the terms and subject the conditions set forth herein, upon and subject to consummation of the Financing (such date, the “Closing Date”), the Holder shall sell, assign, deliver and transfer to the Company all of its right, title and interest in and to the Original Warrant in exchange for a new warrant for two times the number of shares of Common Stock that are exercisable under the Original Warrant as of immediately prior to the Closing Date, with an exercise price equal to the exercise price of the Original Warrant immediately prior to the Closing Date, in the form attached hereto as Exhibit A (the “Exchange Warrant”). Delivery of the Exchange Warrant shall be conditioned upon surrender of the Original Warrant (or delivery of evidence reasonably satisfactory of loss, theft, or destruction of the Original Warrant, accompanied by a customary and reasonable indemnity and surety bond, if requested by the Company).

2.                  Representations and Warranties.

(a)                Mutual Representations and Warranties. Each party hereto hereby makes the following representations and warranties to the other party hereto:

(i) It is duly organized and validly existing, in good standing under the laws of its jurisdiction of incorporation or organization.

(ii)               (A) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (B) the person who has executed this Agreement on its behalf is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.

(iii)             This Agreement is its valid and binding agreement, enforceable against it in accordance with its terms.

(iv)             Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

(b)               Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder that:

(i)                 The Exchange Warrant is duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Warrant Shares issuable upon exercise of the Exchange Warrant (the “Warrant Shares”). Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(ii)               The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(iii)             The exchange of the Original Warrant for the Exchange Warrant is being consummated pursuant to Sections 3(a)(9) and Rule 149 of the Securities Act. The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchanged Shares under the Securities Act or cause this Exchange to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions.

(iv)             The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(v)               The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company.

(c)                Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company that the Holder: (i) is the sole legal and beneficial owner of the Original Warrant free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, (ii) is an “accredited investor” (as defined in Regulation D under the Act) and is acquiring the Exchange Warrant for its own account and not with a view to any distribution thereof except in compliance with the Securities Act; (iii) is not an “affiliate” of the Company (as defined in Rule 144 under the Securities Act), (iv) has made all investigations that it deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and (v) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Warrant.

(d)               All representations, warranties and agreements of each party hereto shall survive the Closing.

3.                  Covenants.

The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, Issue a current report on Form 8-K (“the Form 8-K”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Form 8-K, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Form 8-K without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

4.                  Miscellaneous.

(a)                Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)                Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(d)               Complete Agreement. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous, and all contemporaneous oral or written negotiations, commitments or understandings.

(e)                Expenses. Except as specifically set forth herein, each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f)                Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any exchange or amendment of any warrant of the same class as the Original Warrant is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a definitive agreement with respect to such a more favorable offer (a “Superior Agreement”), then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Superior Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 4(f) shall apply similarly and equally to each Superior Agreement. The Holder acknowledges that the terms offered hereby are superior, in the Holder’s opinion, to all other offers actually received by the Holder to date from the Company and that no such other offer constitutes a Superior Offer.

[signature page follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUIDED THERAPEUTICS, INC.

By: _______________________________________

Name: Gene S. Cartwright

Title: President

HOLDER: __________________________

By: __________________________________

Name: ________________________________

Title: _________________________________